Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 17, 2000 relating to the consolidated financial statements and financial statement schedule of SCG Holding Corporation and its subsidiaries as of December 31, 1999 and for the period from August 4, 1999 through December 31, 1999, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Phoenix, Arizona
April 21, 2000